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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 16, 2002

Pope Resources, A Delaware Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1313292 (I.R.S. Employer Identification No.)

19245 Tenth Avenue NE, Poulsbo, Washington 98370
(Address of principal executive offices) (ZIP Code)

Registrant's telephone number, including area code (360) 697-6626

NOT APPLICABLE
(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.    Changes in Registrant's Certifying Accountants

On July 16, 2002, KPMG LLP was engaged as certifying accountants for Pope Resources, A Delaware Limited Partnership. The selection of KPMG was approved by the Board of Directors of the registrant's general partner and by the registrant's Audit Committee. During the fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through the date of this report, the registrant did not consult with KPMG LLP regarding the application of accounting principles to any specified transaction, either completed or proposed, on the type of audit opinion that might be rendered on the registrant's financial statements, or on any other matters described in Item 304(a)(1)(iv) or 304(a)(2) of Regulation S-K.

Deloitte & Touche LLP was previously the registrant's certifying accountants. Statements in response to Item 4 of the registrant's Current Report on Form 8-K dated June 25, 2002 and the letter of Deloitte & Touche LLP are attached thereto as Exhibit 99.1, and are incorporated herein by reference.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

99.1
Letter of Deloitte & Touche LLP dated June 25, 2002, incorporated by reference to the registrant's Current Report on Form 8-K filed with the Commission as of June 25, 2002

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SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

DATE: July 17, 2002	BY:	/s/ THOMAS M. RINGO Thomas M. Ringo Vice President and Chief Financial Officer, Pope Resources, A Delaware Limited Partnership, and Pope MGP, Inc., General Partner

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INFORMATION TO BE INCLUDED IN THE REPORT
  Item 4. Changes in Registrant's Certifying Accountants
  Item 7. FINANCIAL STATEMENTS AND EXHIBITS
  SIGNATURES